EXHIBIT 10.4a

                                 FIRST AMENDMENT
                                 ---------------
                                       OF
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                       TRIBUNE COMPANY BONUS DEFERRAL PLAN
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                  WHEREAS, Tribune Company (the "Company") maintains TRIBUNE
COMPANY BONUS DEFERRAL PLAN (the "Plan"); and

                  WHEREAS, it is now deemed desirable to amend the Plan;

                  NOW, THEREFORE, by virtue and in exercise of the amending power reserved to this Company under Section 7 of the Plan, the Plan be and it hereby is amended, effective as of December 1, 1996, in the following particulars:

                  1. By substituting the phrases "subsection 3.3" and "subparagraph 3.1(b)" for the phrases "Section 3.3" and "subsection 3.1(b)", respectively, where the two latter phrases occur in the first sentence of subsection 1.2 of the Plan; and by adding the following sentence to subsection
1.2 of the Plan at the end of said subsection:

         "Effective with respect to elections made by participants on and after December 1, 1996, it is an additional purpose of the Plan (i) to permit Participants to elect irrevocably that the 'Increments' thereafter credited for specific periods to all or a portion of their Accounts under subsections 4.2 and 4.1 below, respectively, be calculated based on the investment performance of the common stock of the Company during that period and (ii) that said portion of any Participant's Account shall be distributed to him in the form of shares of common stock of the Company, all as described in greater detail below."




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                  2.  By substituting the following for subparagraphs (a) and
(b) of Section 2 of the Plan:

         "(a) is a participant in the Tribune Company Management Incentive Plan, or any successor plan designated by the Committee, and

          (b) has an annualized rate of Compensation (as defined in the SIP) in excess of the then applicable maximum annual dollar limitation on Compensation described in the SIP in accordance with Sections 401(a)(17) and 404(l) of the Internal Revenue Code."

                  3. By adding the following subparagraph (d) to subsection 3.1 of the Plan, immediately following subparagraph (c) of said subsection:

         "(d) Election of Manner in which Increments Are Determined and Medium in which Deferred Amounts Are Paid. Each election under this subsection (including an automatic election under subparagraph (b) above) made by a Participant on or after December 1, 1996 shall indicate the portions of the amount being deferred pursuant to that election, which the Participant elects to have credited to the cash subaccount and stock subaccounts maintained within his Account as of the following March 1 under subsection 4.1 below. In addition, the Committee may permit each Participant to elect, on his annual deferral election forms and/or on such other forms (at such other times and in accordance with such rules as the Committee may in its discretion determine), that all or a portion of the balance credited to his cash subaccount as of the following March 1 (after all other adjustments to his Account and subaccounts as of that date have been made) be transferred and credited to his stock subaccount. Any amounts to be credited to a Participant's stock subaccount as of a March 1 shall be credited in the form of a number of full and fractional (rounded to the nearest hundredth)

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                      hypothetical shares of common stock of the Company which
                      is the quotient of the cash amount that would otherwise be so credited, divided by the fair market value (as defined in subsection 4.5 below) of a share of common stock of the Company on that March 1. Any election by a Participant under this subparagraph (d) to have amounts credited to his stock subaccounts shall be irrevocable, and a Participant may not at any time elect to transfer all or any portion of the balance of his stock subaccount to his cash subaccount."


                      4. By adding the following to subsection 4.1 of the Plan, immediately following the last sentence of said subsection:

         "Effective with respect to elections made after December 1, 1996 under subparagraphs (a) through (d) of subsection 3.1 above, there shall be established within each Participant's Account a 'cash subaccount' and a 'stock subaccount.' The balance in the Account of any Participant as of December 1, 1996 shall initially be credited to his cash subaccount. After December 1, 1996, Participants may elect in accordance with subparagraph 3.1(d) above that all or a portion of any future deferral be credited to a particular subaccount or that all or a portion of the balance in their cash subaccounts be transferred to their stock subaccounts."


                      5. By substituting the following for subsection 4.2 of the Plan:

         "4.2.  Increments.  With respect to Participants' Accounts:

                      (a)       Through December 1, 1996:  Prior to and
                                through December 1, 1996, the balance credited to each Participant's Account was deemed to earn 'interest' at a rate equal to the thirty-year United States Treasury bond rate determined as of

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                                March 1 of each year or, if that March 1 was not
                                a business day, then the first business day following that March 1 (in which event references in the Plan to March 1 shall mean the first business day following that March 1). Interest was credited to Participants' accounts as of the last day of each fiscal quarter of the Company. Any interest deemed to have been earned on the Participant's Account balance is referred to as an 'Increment' for purposes of this Plan.

                      (b)       After December 1, 1996:  Cash Subaccounts:
                                After December 1, 1996, increments to
                                Participants' cash subaccounts established under subsection 4.1 above shall be determined and credited in the same manner as described in subparagraph (a) above.

                      (c)       After December 1, 1996:  Stock Subaccounts:
                                The hypothetical shares of common stock of the Company credited to each Participant's stock subaccount shall have no voting rights. Dividends, rights, warrants and options declared or created with respect to actual shares of common stock of the Company shall also be deemed to have been declared or created with respect to hypothetical shares of common stock of the Company credited to each Participant's stock subaccount. Stock dividends deemed declared on such hypothetical shares credited to a Participant's stock subaccount shall be credited to that subaccount; cash dividends deemed declared on such hypothetical shares shall be converted to additional hypothetical shares in accordance with the formula contained in subparagraph 3.1(d) above, based on the fair market value of a share of common stock of the Company as of the day the dividend was paid. Rights, warrants and options, if any, deemed created with respect to such hypothetical shares shall be deemed held, exercised or sold by all Participants uniformly, as soon as

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                                practicable, as determined by the Committee in
                                its sole discretion, and the hypothetical proceeds thereof attributable to a Participant's stock subaccount shall be applied in the same manner as cash dividends paid on such shares. Stock splits shall be treated in the same manner as stock dividends. In the event of a corporate transaction which results in a change to the outstanding common stock of the Company, the hypothetical shares of common stock of the Company credited to the stock subaccounts of participants shall be adjusted hereunder as if those hypothetical shares were shares of outstanding common stock of the Company."


                      6.  By adding the following new subsection 4.5 to
Section 4 of the Plan, immediately following subsection 4.4 thereof:

         "4.5. Fair Market Value. The 'fair market value' of a share of common stock of the Company shall mean as of any date the closing price of said common stock as reported on the New York Stock Exchange Composite Transaction List for such day or, if the common stock was not traded on such day, then the next preceding day on which the common stock was traded."


                      7. By substituting for subsections 5.1 and 5.2 of the Plan the following new subsections 5.1 and 5.2:

         "5.1. Amount of Payment. The amount to be paid to a Participant following his settlement Date in a lump sum under subsection 5.3 or 5.5 below (or in the case of installments under subsection 5.3 below, the amount from which the first installment payment amount will be derived) shall be an amount equal to the sum of (a) the net credit balance in his cash subaccount and the number of hypothetical shares of common stock of the Company credited to his stock subaccount, as of the last day of the Fiscal Year immediately preceding his Settlement Date, after all adjustments required to be made to those subaccounts within his Account as of that date have been made,

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         plus (b) the deferred amount (if any) of his Qualifying Bonus for the
         Fiscal Year preceding the year in which his Settlement Date occurred."

         "5.2. Medium of Payment. All payments of stock subaccount balances under this Plan shall be made in whole shares of common stock of the Company, with the fair market value of any fractional share (as of the day preceding the date of payment) being paid in cash. All payments of cash subaccount balances, and of the deferred amounts of Qualifying Bonuses for the Fiscal Year preceding the year in which payment is made or commences, shall be made in cash."

                      8. By substituting the following two sentences for the fourth and fifth sentences of subsection 5.3 of the Plan:

         "If a Participant's Account balance is paid in installments, it shall be credited with Increments during the Payout Period at the rate or in the manner from time to time determined under subsection 4.2. The installment payment to a Participant in any year shall be in an amount equal to the quotient obtained by dividing his cash subaccount balance, and the number of hypothetical shares of common stock of the Company credited to his stock subaccount, as of the last day of the preceding Fiscal Year by the number of payments remaining in his Payout Period, including the current payment."

                      9. By substituting the phrase "dollar value amount" for the phrase "dollar amount" wherever the latter phrase occurs in the last sentence of subsection 5.3 of the Plan.

                      10. By adding the following sentence to subsection 6.9 of the Plan, immediately following the last sentence thereof:

         "Any such deduction with respect to payments of shares of common stock of the Company shall be made

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         by withholding a sufficient number of the shares which would otherwise be paid to the Participant."


               IN WITNESS WHEREOF, the Company acting through its duly authorized representative hereby adopts the foregoing amendment this 17th day of December, 1996.

                                             TRIBUNE COMPANY

                                             By:  /s/ Crane H. Kenney
                                                  -------------------
                                                  Its: Vice President




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